Exhibit 5.1
[Perkins Coie LLP Letterhead]
June 4, 2008
Intermec, Inc.
6001 36th Avenue West
Everett, Washington 98203

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.01 per share, of Intermec, Inc.
Ladies and Gentlemen:
We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission (the “Commission”) with respect to up to an additional 7,091,357 shares of common stock of Intermec, Inc., par value $0.01 per share (the “Shares”), of which up to 5,591,357 Shares may be issued under the Intermec, Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”) and up to 1,500,000 Shares may be issued under the Intermec, Inc. 2008 Employee Stock Purchase Plan (the “ESPP”, which together with the 2008 Plan, are referred to herein as the “Plans”).
We have examined the Registration Statement and such documents and records of Intermec, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.
Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Intermec, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Intermec, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Perkins Coie LLP